June 2017

Preliminary Terms No. 1,636

Registration Statement Nos. 333-200365; 333-200365-12

Dated June 16, 2017

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at either of two possible per-annum rates, as set forth below, but only if the index closing value of each of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index is at or above its respective coupon threshold level or at or above its respective call threshold level, as applicable, on the related observation date. The securities also offer the opportunity for investors to receive payment of any previously unpaid contingent quarterly coupons from prior observation dates, as described below, if, on any observation date, the index closing value of each underlying index is greater than or equal to its respective coupon threshold level, and the opportunity for investors to receive an additional payment in respect of prior periods for which a contingent quarterly coupon was paid at the lower rate if, on any observation date, the index closing value of each underlying index is greater than or equal to its respective call threshold level. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, starting after three years, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective call threshold level on any quarterly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and, if applicable, the contingent quarterly coupons with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to the downside threshold level of 50% of the respective initial index value, the payment at maturity will be the stated principal amount. If the final index value of each underlying index is also greater than or equal to its respective coupon threshold level, investors will also receive the related contingent quarterly coupon and, if applicable, any previously unpaid contingent quarterly coupons. If, however, the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 15-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying index will result in few or no contingent coupon payments or a significant loss of your investment, even if one or both of the other underlying indices have appreciated or have not declined as much. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 15-year term, with no possibility of being called out of the securities until after the initial 3-year non-call period. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	S&P 500® Index (the “SPX Index”), Russell 2000® Index (the “RTY Index”) and EURO STOXX 50® Index (the “SX5E Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	June 16, 2017
Original issue date:	June 21, 2017 (3 business days after the pricing date)
Maturity date:	June 17, 2032
Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount for each interest payment period corresponding to a return of either: (i) 5.00% per annum, if the index closing value of each underlying index on the applicable observation date is greater than or equal to its respective coupon threshold level but the index closing value of any underlying index on the applicable observation date is less than its respective call threshold level, or (ii) 11.00% per annum, if the index closing value of each underlying index on the applicable observation date is greater than or equal to its respective call threshold level.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level. The rate at which such previously unpaid contingent quarterly coupon will be paid will be determined as follows:

•  If the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level but the index closing value of any underlying index on such later observation date is less than its respective call threshold level, such previously unpaid contingent quarterly coupon will be paid as an amount in cash per stated principal amount corresponding to a return of 5.00% per annum; or

•  If the index closing value of each underlying index on such later observation date is greater than or equal to its respective call threshold level, such previously unpaid contingent quarterly coupon will be paid as an amount in cash per stated principal amount corresponding to a return of 11.00% per annum.

Additionally, if the contingent quarterly coupon was paid at the lower rate of 5.00% per annum for any prior period and the index closing value of each underlying index is greater than or equal to its respective call threshold level on a subsequent observation date, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of each such prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.

Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level or call threshold level, as applicable; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 15-year term of the securities.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

•   If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount. In addition:

•  if the final index value of each underlying index is greater than or equal to its respective coupon threshold level but the final index value of any underlying index is less than its respective call threshold level, investors will also receive the related contingent quarterly coupon (at a rate of 5.00% per annum) and the contingent quarterly coupons (at a rate of 5.00% per annum) with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid; or

•  if the final index value of each underlying index is greater than or equal to its respective call threshold level, investors will also receive the related contingent quarterly coupon (at a rate of 11.00% per annum) and the contingent quarterly coupons (at a rate of 11.00% per annum) with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid. Additionally, in such a case, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of any prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.

•   If the final index value of any underlying index is less than its respective downside threshold level, investors will receive (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $927.40 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 35.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 18.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated February 29, 2016    Index Supplement dated January 30, 2017    Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until the third anniversary of the original issue date. Following the initial 3-year non-call period, if, on any redemption determination date, beginning on June 15, 2020, the index closing value of each underlying index is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below the respective call threshold level for such underlying index on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon (at a rate of 11.00% per annum) with respect to the related observation date and with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid. Additionally, upon an automatic early redemption, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of any prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.
Redemption determination dates:	Starting on June 15, 2020, quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events.
Early redemption dates:	Starting on June 18, 2020 (approximately three years after the original issue date), quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Coupon threshold level:

With respect to the SPX Index: 2,194.128, which is 90% of its initial index value

With respect to the RTY Index: 1,275.816, which is approximately 90% of its initial index value

With respect to the SX5E Index: 3,192.435, which is 90% of its initial index value

Call threshold level:

With respect to the SPX Index: 2,669.522, which is approximately 109.50% of its initial index value

With respect to the RTY Index: 1,552.242, which is approximately 109.50% of its initial index value

With respect to the SX5E Index: 3,884.129, which is approximately 109.50% of its initial index value

Downside threshold level:

With respect to the SPX Index: 1,218.96, which is 50% of its initial index value

With respect to the RTY Index: 708.787, which is approximately 50% of its initial index value

With respect to the SX5E Index: 1,773.575, which is 50% of its initial index value

Initial index value:

With respect to the SPX Index: 2,437.92, which is its index closing value on June 14, 2017

With respect to the RTY Index: 1,417.573, which is its index closing value on June 14, 2017

With respect to the SX5E Index: 3,547.15, which is its index closing value on June 14, 2017

Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date.
Observation dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to June 14, 2032 as the final observation date.
CUSIP / ISIN:	61768CLP0 / US61768CLP04
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
9/14/2017*	9/19/2017*
12/14/2017*	12/19/2017*
3/14/2018*	3/19/2018*
6/14/2018*	6/19/2018*
9/14/2018*	9/19/2018*
12/14/2018*	12/19/2018*
3/14/2019*	3/19/2019*
6/14/2019*	6/19/2019*
9/16/2019*	9/19/2019*
12/16/2019*	12/19/2019*
3/16/2020*	3/19/2020*
6/15/2020	6/18/2020
9/14/2020	9/17/2020
12/14/2020	12/17/2020
3/15/2021	3/18/2021
6/14/2021	6/17/2021
9/14/2021	9/17/2021
12/14/2021	12/17/2021
3/14/2022	3/17/2022
6/14/2022	6/17/2022
9/14/2022	9/19/2022
12/14/2022	12/19/2022

June 2017	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
3/14/2023	3/17/2023
6/14/2023	6/19/2023
9/14/2023	9/19/2023
12/14/2023	12/19/2023
3/14/2024	3/19/2024
6/14/2024	6/19/2024
9/16/2024	9/19/2024
12/16/2024	12/19/2024
3/14/2025	3/19/2025
6/16/2025	6/19/2025
9/15/2025	9/18/2025
12/15/2025	12/18/2025
3/16/2026	3/19/2026
6/15/2026	6/18/2026
9/14/2026	9/17/2026
12/14/2026	12/17/2026
3/15/2027	3/18/2027
6/14/2027	6/17/2027
9/14/2027	9/17/2027
12/14/2027	12/17/2027
3/14/2028	3/17/2028
6/14/2028	6/19/2028
9/14/2028	9/19/2028
12/14/2028	12/19/2028
3/14/2029	3/19/2029
6/14/2029	6/19/2029
9/14/2029	9/19/2029
12/14/2029	12/19/2029
3/14/2030	3/19/2030
6/14/2030	6/19/2030
9/16/2030	9/19/2030
12/16/2030	12/19/2030
3/14/2031	3/19/2031
6/16/2031	6/19/2031
9/15/2031	9/18/2031
12/15/2031	12/18/2031
3/15/2032	3/18/2032
6/14/2032 (final observation date)	6/17/2032 (maturity date)

* The securities are not subject to automatic early redemption until the twelfth coupon payment date, which is June 18, 2020.

June 2017	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at either of two possible per-annum rates, as set forth below, but only if the index closing value of each underlying index is at or above its respective coupon threshold level or at or above its respective call threshold level, as applicable, on the related observation date. The securities also offer the opportunity for investors to receive payment of any previously unpaid contingent quarterly coupons from prior observation dates, as described below, if, on any observation date, the index closing value of each underlying index is greater than or equal to its respective coupon threshold level, and the opportunity for investors to receive an additional payment in respect of prior periods for which a contingent quarterly coupon was paid at the lower rate if, on any observation date, the index closing value of each underlying index is greater than or equal to its respective call threshold level. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period, and you will not receive such unpaid contingent quarterly coupon on a subsequent coupon payment date if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupon for the entire 15-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying index were to be at or above its respective coupon threshold level on some quarterly observation dates, any or all of the underlying indices may fluctuate below the respective coupon threshold level(s) on others, and they may not all close at or above their respective coupon threshold levels on any subsequent observation date, in which case you will not receive payment of any previously unpaid contingent quarterly coupons. In addition, if the securities have not been automatically called prior to maturity and the final index value of any underlying index is less than 50% of the respective initial index value, which we refer to as the downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 15-year term of the securities.

Maturity:	Approximately 15 years
Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount for each interest payment period corresponding to a return of either: (i) 5.00% per annum, if the index closing value of each underlying index on the applicable observation date is greater than or equal to its respective coupon threshold level but the index closing value of any underlying index on the applicable observation date is less than its respective call threshold level, or (ii) 11.00% per annum, if the index closing value of each underlying index on the applicable observation date is greater than or equal to its respective call threshold level.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level. The rate at which such previously unpaid contingent quarterly coupon will be paid will be determined as follows:

June 2017	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

•     If the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level but the index closing value of any underlying index on such later observation date is less than its respective call threshold level, such previously unpaid contingent quarterly coupon will be paid as an amount in cash per stated principal amount corresponding to a return of 5.00% per annum; or

•     If the index closing value of each underlying index on such later observation date is greater than or equal to its respective call threshold level, such previously unpaid contingent quarterly coupon will be paid as an amount in cash per stated principal amount corresponding to a return of 11.00% per annum.

Additionally, if the contingent quarterly coupon was paid at the lower rate of 5.00% per annum for any prior period and the index closing value of each underlying index is greater than or equal to its respective call threshold level on a subsequent observation date, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of each such prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.

Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level or call threshold level, as applicable; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 15-year term of the securities.

Automatic early redemption on or after June 18, 2020:	Starting on June 15, 2020, if the index closing value of each underlying index is greater than or equal to its respective call threshold level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon (at a rate of 11.00% per annum) with respect to the related observation date and with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid. Additionally, upon an automatic early redemption, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of any prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

•     If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal

June 2017	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

amount. In addition:

•     if the final index value of each underlying index is greater than or equal to its respective coupon threshold level but the final index value of any underlying index is less than its respective call threshold level, investors will also receive the related contingent quarterly coupon (at a rate of 5.00% per annum) and the contingent quarterly coupons (at a rate of 5.00% per annum) with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid; or

•     if the final index value of each underlying index is greater than or equal to its respective call threshold level, investors will also receive the related contingent quarterly coupon (at a rate of 11.00% per annum) and the contingent quarterly coupons (at a rate of 11.00% per annum) with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid. Additionally, in such a case, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of any prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.

•     If the final index value of any underlying index is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. No quarterly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent quarterly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

June 2017	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $927.40, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rates, the coupon threshold levels, the call threshold levels and the downside threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 18 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

June 2017	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at either of two possible per-annum rates, as set forth on the cover hereof, but only if the index closing value of each underlying index is at or above its respective coupon threshold level or at or above its respective call threshold level, as applicable, on the related observation date. The securities also offer the opportunity for investors to receive payment of any previously unpaid contingent quarterly coupons from prior observation dates, as described on the cover hereof, if, on any observation date, the index closing value of each underlying index is greater than or equal to its respective coupon threshold level, and the opportunity for investors to receive an additional payment in respect of prior periods for which a contingent quarterly coupon was paid at the lower rate if, on any observation date, the index closing value of each underlying index is greater than or equal to its respective call threshold level. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 15-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying index closes at or above its respective coupon threshold level on the quarterly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 15-year term of the securities and the payment at maturity may be less than 50% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying index closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more underlying indices close below the respective coupon threshold level(s) on the others. Investors receive the contingent quarterly coupon, determined as set forth on the cover hereof, for the quarterly periods for which each index closing value is at or above the respective coupon threshold level on the related observation date, but not for the quarterly periods for which any index closing value is below the respective coupon threshold level on the related observation date.

In addition, if each underlying index closes at or above its respective coupon threshold level on a quarterly observation date, investors will receive, in addition to the contingent quarterly coupon for that quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates, determined as set forth on the cover hereof.

Starting on June 15, 2020, when each underlying index closes at or above its respective call threshold level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon (at a rate of 11.00% per annum) with respect to the related observation date and with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid.

June 2017	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying index closes at or above the respective coupon threshold level on some quarterly observation dates, but one or more underlying indices close below the respective coupon threshold level(s) on the others, and each underlying index closes below its respective call threshold level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, determined as set forth on the cover hereof, for the quarterly periods for which each index closing value is at or above the respective coupon threshold level on the related observation date, but not for the quarterly periods for which any index closing value is below the respective coupon threshold level on the related observation date.

In addition, if each underlying index closes at or above its respective coupon threshold level on a quarterly observation date, investors will receive, in addition to the contingent quarterly coupon for that quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates, determined as set forth on the cover hereof.

On the final observation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount. If the final index value of each underlying index is also greater than or equal to its respective coupon threshold level, investors will also receive the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more underlying indices close below the respective coupon threshold level(s) on the others, and each underlying index closes below its respective call threshold level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, determined as set forth on the cover hereof, for the quarterly periods for which each index closing value is at or above the respective coupon threshold level on the related observation date, but not for the quarterly periods for which any index closing value is below the respective coupon threshold level on the related observation date.

In addition, if each underlying index closes at or above its respective coupon threshold level on a quarterly observation date, investors will receive, in addition to the contingent quarterly coupon for that quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates, determined as set forth on the cover hereof.

On the final observation date, one or more underlying indices close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario. Additionally, investors will not receive payment of any previously unpaid contingent quarterly coupons from the prior observation dates.

June 2017	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly observation date, (2) the index closing values on each quarterly redemption determination date (starting in June 2020) and (3) the final index values. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting in June 2020)

June 2017	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

June 2017	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the index closing value of each underlying index on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. The actual initial index value, coupon threshold level and downside threshold level for each underlying index are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Quarterly Coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount for each interest payment period corresponding to a return of either: (i) 5.00% per annum (corresponding to approximately $12.50 per quarter per security*), if the index closing value of each underlying index on the applicable observation date is greater than or equal to its respective coupon threshold level but the index closing value of any underlying index on the applicable observation date is less than its respective call threshold level, or (ii) 11.00% per annum (corresponding to approximately $27.50 per quarter per security*), if the index closing value of each underlying index on the applicable observation date is greater than or equal to its respective call threshold level.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level. The rate at which such previously unpaid contingent quarterly coupon will be paid will be determined as follows:

•     If the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level but the index closing value of any underlying index on such later observation date is less than its respective call threshold level, such previously unpaid contingent quarterly coupon will be paid as an amount in cash per stated principal amount corresponding to a return of 5.00% per annum; or

•     If the index closing value of each underlying index on such later observation date is greater than or equal to its respective call threshold level, such previously unpaid contingent quarterly coupon will be paid as an amount in cash per stated principal amount corresponding to a return of 11.00% per annum.

Additionally, if the contingent quarterly coupon was paid at the lower rate of 5.00% per annum for any prior period and the index closing value of each underlying index is greater than or equal to its respective call threshold level on a subsequent observation date, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of each such prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.

Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level or call threshold level, as applicable.

Automatic Early Redemption (starting in June 2020):	If the index closing value of each underlying index is greater than or equal to its respective call threshold level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon (at a rate of 11.00% per annum) with respect to the related observation date and with respect to any prior observation date(s) for which a

June 2017	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

contingent quarterly coupon was not paid. Additionally, upon an automatic early redemption, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of any prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.
Payment at Maturity (if the securities have not been automatically redeemed early):

•   If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount. In addition:

•     if the final index value of each underlying index is greater than or equal to its respective coupon threshold level but the final index value of any underlying index is less than its respective call threshold level, investors will also receive the related contingent quarterly coupon (at a rate of 5.00% per annum) and the contingent quarterly coupons (at a rate of 5.00% per annum) with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid; or

•     if the final index value of each underlying index is greater than or equal to its respective call threshold level, investors will also receive the related contingent quarterly coupon (at a rate of 11.00% per annum) and the contingent quarterly coupons (at a rate of 11.00% per annum) with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid. Additionally, in such a case, investors will receive an additional payment, corresponding to an additional return of 6.00% per annum, in respect of any prior observation date for which a contingent quarterly coupon had been paid at the lower rate of 5.00% per annum, regardless of whether such 5.00% contingent quarterly coupons were received on the original coupon payment date(s) or on subsequent coupon payment date(s) as payment for previously unpaid contingent quarterly coupons.

•   If the final index value of any underlying index is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the SPX Index: 2,000 With respect to the RTY Index: 1,200 With respect to the SX5E Index: 3,000
Hypothetical Coupon Threshold Level:

With respect to the SPX Index: 1,800, which is 90% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,080, which is 90% of the hypothetical initial index value for such index

With respect to the SX5E Index: 2,700, which is 90% of the hypothetical initial index value for such index

Hypothetical Call Threshold Level:

With respect to the SPX Index: 2,190, which is 109.50% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,314, which is 109.50% of the hypothetical initial index value for such index

With respect to the SX5E Index: 3,285, which is 109.50% of the hypothetical initial index value for such index

Hypothetical Downside	With respect to the SPX Index: 1,000, which is 50% of the hypothetical initial index value for

June 2017	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Threshold Level:

such index

With respect to the RTY Index: 600, which is 50% of the hypothetical initial index value for such index

With respect to the SX5E Index: 1,500, which is 50% of the hypothetical initial index value for such index

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent quarterly coupon of $12.50 or $27.50, as applicable, is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Index Closing Value			Contingent Quarterly Coupon
	SPX Index	RTY Index	SX5E Index
Hypothetical Observation Date 1	2,160 (at or above the coupon threshold level but below the call threshold level)	1,440 (at or above the coupon threshold level and the call threshold level)	3,600 (at or above the coupon threshold level and the call threshold level)	$12.50
Hypothetical Observation Date 2	2,250 (at or above the coupon threshold level and the call threshold level)	1,440 (at or above the coupon threshold level and the call threshold level)	3,750 (at or above the coupon threshold level and the call threshold level)	$27.50 + $15.00 = 42.50
Hypothetical Observation Date 3	1,700 (below the coupon threshold level)	1,320 (at or above the coupon threshold level and the call threshold level)	3,300 (at or above the coupon threshold level and the call threshold level)	$0
Hypothetical Observation Date 4	1,900 (at or above the coupon threshold level but below the call threshold level)	1,140 (at or above the coupon threshold level but below the call threshold level)	3,300 (at or above the coupon threshold level and the call threshold level)	Contingent quarterly coupon with respect to hypothetical observation date 4 and the previously unpaid contingent quarterly coupon with respect to hypothetical observation date 3 = $12.50 + $12.50 = $25.00
Hypothetical Observation Date 5	1,700 (below the coupon threshold level)	1,020 (below the coupon threshold level)	2,550 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying index closes at or above its respective coupon threshold level, but one underlying index closes below its respective call threshold level. Therefore, a contingent quarterly coupon of $12.50 (corresponding to a rate of 5.00% per annum) is paid on the relevant coupon payment date.

On hypothetical observation date 2, each underlying index closes at or above its respective coupon threshold level and call threshold level. Therefore, a contingent quarterly coupon of $27.50 (corresponding to a rate of 11.00% per annum) is paid on the relevant coupon payment date. In addition, investors receive an additional payment of $15.00 (corresponding to an additional return of 6.00% per annum) in respect of hypothetical observation date 1, for which a contingent quarterly coupon was previously paid at the lower rate of 5.00% per annum.

On hypothetical observation date 3, two underlying indices close at or above both their coupon threshold levels and call threshold levels, but the other underlying index closes below its respective coupon threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes at or above its respective coupon threshold level, but two underlying indices close below their respective call threshold levels. Therefore, a contingent quarterly coupon of $12.50

June 2017	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

(corresponding to a rate of 5.00% per annum) and the previously unpaid contingent quarterly coupon with respect to hypothetical observation date 3 (also corresponding to a rate of 5.00% per annum) are paid on the relevant coupon payment date.

On hypothetical observation date 5, each underlying index closes below its respective coupon threshold level, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level or greater than or equal to its respective call threshold level, as applicable. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon threshold level or greater than or equal to its respective call threshold level, as applicable. You will not receive payment for any unpaid contingent quarterly coupons if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 15-year term of the securities.

June 2017	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting in June 2020, if the index closing value of each underlying index is greater than or equal to its respective call threshold level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon (at a rate of 11.00% per annum) with respect to the related observation date and with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Index Value			Payment at Maturity
	SPX Index	RTY Index	SX5E Index
Example 1:	1,500 (at or above the downside threshold level but below the coupon threshold level)	1,150 (at or above the downside threshold level and the coupon threshold level)	3,100 (at or above the downside threshold level and the coupon threshold level)	The stated principal amount
Example 2:	900 (below the downside threshold level)	560 (below the downside threshold level)	2,500 (at or above the downside threshold level)	$1,000 x index performance factor of the worst performing underlying index = $1,000 x (900 / 2,000) = $450
Example 3:	1,800 (at or above the downside threshold level)	750 (at or above the downside threshold level)	1,200 (below the downside threshold level)	$1,000 x (1,200 / 3,000) = $400
Example 4:	900 (below the downside threshold level)	480 (below the downside threshold level)	900 (below the downside threshold level)	$1,000 x (900 / 3,000) = $300
Example 5:	600 (below the downside threshold level)	480 (below the downside threshold level)	1,200 (below the downside threshold level)	$1,000 x (600 / 2,000) = $300
Example 6:	2,300 (at or above the downside threshold level and the coupon threshold level)	1,500 (at or above the downside threshold level and the coupon threshold level)	3,300 (at or above the downside threshold level and the coupon threshold level)

The stated principal amount + the contingent quarterly coupon with respect to the final observation date + any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

For more information, please see above under “How to determine whether a contingent quarterly coupon is payable with respect to an observation date.”

In example 1, the final index values of two underlying indices are above their respective downside threshold levels and coupon threshold levels, while the final index value of the other underlying index is above its respective downside threshold level but below its respective coupon threshold level. Therefore, investors receive at maturity only the stated principal amount of the securities. Investors do not receive the contingent quarterly coupon for the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

In examples 2 and 3, the final index value of one underlying index is at or above its downside threshold level, but the final index value of one or both of the other underlying indices are below their downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Moreover, investors do not receive any contingent quarterly coupon for the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

June 2017	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Similarly, in examples 4 and 5, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In example 4, the SPX Index has declined 55% from its initial index value to its final index value, the RTY Index has declined 60% from its initial index value to its final index value and the SX5E Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the SX5E Index, which is the worst performing underlying index in this example. In example 5, the SPX Index has declined 70% from its initial index value to its final index value, the RTY Index has declined 60% from its initial index value to its final index value and the SX5E Index has declined 60% from its initial index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the SPX Index, which is the worst performing underlying index in this example. Moreover, investors do not receive the contingent quarterly coupon for the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

In example 6, the final index value of each underlying index is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities, the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates, each determined as set forth on the cover hereof. Investors do not participate in the appreciation of any underlying index.

If the final index value of ANY underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $500 per security and could be zero.

June 2017	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final index value of any underlying index is less than its downside threshold level of 50% of its initial index value, you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on the related observation date. If the index closing value of any underlying index is lower than its respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent quarterly coupon is not paid on any coupon payment date because the index closing value of any underlying index is less than its respective coupon threshold level on the related observation date, such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on such later observation date is greater than or equal to its respective coupon threshold level. Therefore, you will not receive payment for such unpaid contingent quarterly coupon if the index closing value of any underlying index is less than its respective coupon threshold level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupon for the entire term of the securities. Additionally, unless all three of the underlying indices appreciate to be at or above their respective call threshold levels on any relevant observation date, any contingent quarterly coupon payable on the securitites will be at the lower rate. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each underlying index, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent quarterly coupons, each underlying index must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and any underlying index has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if one or both of the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent

June 2017	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its respective coupon threshold level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons, or any previously unpaid coupons, and that you will suffer a significant loss on your investment. In addition, because each underlying index must close above its respective call threshold level on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying index.

▪	The contingent quarterly coupon, if any, is based on the value of each underlying index on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the index closing value of each underlying index on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying index on quarterly observation dates, if the index closing value of any underlying index on any observation date is below the coupon threshold level for such index, you will receive no coupon for the related interest period, or any previously unpaid coupons, even if the level of such underlying index was at or above its respective coupon threshold level on other days during that interest period, and even if the index closing value(s) of one or both of the other underlying indices are at or above their respective coupon threshold level(s).

▪	Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the index closing value of each underlying index is greater than or equal to its respective coupon threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon threshold level, initial index value and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	whether the index closing value of any underlying index has been below its respective coupon threshold level on any observation date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index,

o	dividend rates on the securities underlying the underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the constituent stocks of such indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

other factors described above. In particular, if any underlying index has closed below its respective coupon threshold level, and especially if any underlying index has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the coupon threshold level for such index on each observation date so that you will receive no return on your investment, and any or all of the underlying indices may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 50% or all of your initial investment in the securities. There can be no assurance that the index closing value of each underlying index will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “S&P 500® Index Overview,” “Russell 2000® Index Overview” and “EURO STOXX 50® Index Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. As the EURO STOXX 50® Index is one of the underlying indices, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. Additionally, as the call threshold levels are the applicable thresholds for both the automatic early redemption feature and the higher contingent quarterly coupon payments, the automatic early redemption feature may limit your ability to receive contingent quarterly coupon payments at the higher rate. However, under no circumstances will the securities be redeemed in the first 3 years of the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 15-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 18 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to June 14, 2017 could have increased the initial index value of an underlying index, and, therefore, could have increased (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlying indices) and (iii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial index value, coupon threshold level, call threshold level and downside threshold level for each underlying index, and will determine whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent quarterly coupons, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These

June 2017	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, if any, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the relevant coupon threshold level, call threshold level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax

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Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2017	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on June 14, 2017:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 6/13/2017):	2,440.35
Current Index Value:	2,437.92	52 Week Low (on 6/27/2016):	2,000.54
52 Weeks Ago:	2,075.32

The following graph sets forth the daily index closing values of the SPX Index for the period from January 1, 2012 through June 14, 2017. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SPX Index for each quarter for the period from January 1, 2012 through June 14, 2017. The index closing value of the SPX Index on June 14, 2017 was 2,437.92. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The SPX Index has experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Index Closing Values January 1, 2012 to June 14, 2017

* The red line in the graph indicates the downside threshold level, the black line in the graph indicates the coupon threshold level and the green line in the graph indicates the call threshold level.

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Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter (through June 14, 2017)	2,440.35	2,328.95	2,437.92

Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on June 14, 2017:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 6/13/2017):	1,425.985
Current Index Value:	1,417.573	52 Week Low (on 6/27/2016):	1,089.646
52 Weeks Ago:	1,147.823

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2012 through June 14, 2017. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the RTY Index for each quarter for the period from January 1, 2012 through June 14, 2017. The index closing value of the RTY Index on June 14, 2017 was 1,417.573. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The RTY Index has experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Index Closing Values January 1, 2012 to June 14, 2017

* The red line in the graph indicates the downside threshold level, the black line in the graph indicates the coupon threshold level and the green line in the graph indicates the call threshold level.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.47	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.960	1,095.986	1,192.960
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter (through June 14, 2017)	1,425.985	1,345.244	1,417.573

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

June 2017	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 17, 2032, With 3-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on June 14, 2017:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 5/5/2017):	3,658.79
Current Index Value:	3,547.15	52 Week Low (on 6/27/2016):	2,697.44
52 Weeks Ago:	2,797.18

The following graph sets forth the daily index closing values of the SX5E Index for the period from January 1, 2012 through June 14, 2017. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SX5E Index for each quarter for the period from January 1, 2012 through June 14, 2017. The index closing value of the SX5E Index on June 14, 2017 was 3,547.15. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Index Closing Values January 1, 2012 to June 14, 2017

* The red line in the graph indicates the downside threshold level, the black line in the graph indicates the coupon threshold level and the green line in the graph indicates the call threshold level.

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Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter (through June 14, 2017)	3,658.79	3,409.78	3,547.15

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.
Denominations:	$1,000 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the

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Principal at Risk Securities

securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the

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Principal at Risk Securities

securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds

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Principal at Risk Securities

from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt securities issued before January 1, 2018 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

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Principal at Risk Securities

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be by us used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to June 14, 2017, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets. Such purchase activity could have increased the initial index value of an underlying index, and, as a result, could have increased (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the

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Principal at Risk Securities

early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlying indices) and (iii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying index on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a

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Principal at Risk Securities

Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of	Selected dealers, which may include our affiliates, and their financial advisors will collectively

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Principal at Risk Securities

interest:

receive from the agent a fixed sales commission of $      for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated February 29, 2016

Index Supplement dated January 30, 2017

Prospectus dated February 16, 2016

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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